Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CyberOptics Corporation

Minneapolis, Minnesota

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-230209, File No. 333-211553, File No. 333-183296, File No. 333-176196, and File No. 333-103310) of CyberOptics Corporation of our reports dated March 12, 2020, relating to the consolidated financial statements and the effectiveness of CyberOptics Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/BDO USA, LLP

Minneapolis, Minnesota

March 12, 2020